Exhibit 4.3

Execution Version

SERIES 2020-2 SUPPLEMENT

among

COMPASS DATACENTERS ISSUER, LLC,

COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP

and

THE ENTITIES OF THE CO-ISSUERS PARTY HERETO,

as Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of October 2, 2020

Secured Data Center Revenue Notes, Series 2020-2

i

ANNEXES

Annex I	CLOSING DATE ASSET ENTITIES

Annex II	CLOSING DATE OTHER ENTITIES

EXHIBITS

Exhibit A	FORM OF SERIES 2020-2 CLASS A-2 NOTE

ii

SERIES 2020-2 SUPPLEMENT

THIS SERIES 2020-2 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of October 2, 2020, is among COMPASS DATACENTERS ISSUER, LLC, a Delaware limited liability company (the “U.S. Co-Issuer”), COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (the “Canadian Co-Issuer” and, together with the U.S. Co-Issuer, the “Co-Issuers”), each entity of the Co-Issuers party hereto and listed on Annex I hereto (the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”), each entity party hereto and listed on Annex II hereto (the “Closing Date Other Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Other Entity”, the “Other Entities”; the Other Entities, the Asset Entities and the Co-Issuers, collectively, the “Obligors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Amended and Restated Indenture, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;

WHEREAS, the Co-Issuers, the Asset Entities and the Other Entities desire the Co-Issuers to issue $250,000,000 Secured Data Center Revenue Term Notes, Series 2020-2, Class A-2 Notes (the “Series 2020-2 Class A-2 Notes”, “Series 2020-2 Term Notes” or the “Series 2020-2 Notes”), pursuant to this Series Supplement to the Indenture;

WHEREAS, the Co-Issuers represent that they have duly authorized the issuance of the Series 2020-2 Notes;

WHEREAS, the Series 2020-2 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Allocable Share” shall mean, as of the Closing Date, 60% with respect to the U.S. Obligors and 40% with respect to the Canadian Obligors.

“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2020-2 Class A-2 Notes, $0.

“Closing Date” shall mean October 2, 2020.

“Date of Issuance” shall mean, October 2, 2020.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.

“Note Rate” shall, for each Class of the Series 2020-2 Notes, mean the rate per annum at which interest accrues on such Class set forth in Section 2.01(a).

“Placement Agent” shall mean Barclays Capital Inc., with respect to the Series 2020-2 Class A-2 Notes.

“Post-ARD Note Spread” shall, for each Class of the Series 2020-2 Notes, be the spread per annum set forth in Section 2.01(e).

“Prepayment Consideration” shall mean, in relation to the Series 2020-2 Class A-2 Notes, (i) from the Closing Date to but excluding the fourth (4th) anniversary of the Closing Date, any Yield Maintenance payable in connection with such principal prepayment on, or other early collection of principal, (ii) on and after the fourth (4th) anniversary of the Closing Date and to and excluding the date that is 66 months following the Closing Date, the lesser of (x) 1.00% of the principal balance of the Series 2020-2 Notes on the date of the related prepayment and (y) the Yield Maintenance payable in connection with such principal prepayment on, or other early collection of principal, and (iii) on and after the date that is 66 months following the Closing Date, zero.

“Prepayment Period” shall mean, in relation to the Series 2020-2 Class A-2 Notes, the period that commences on the Payment Date that is 18 months prior to the Anticipated Repayment Date.

“Rating Agency” shall mean S&P.

“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to any Class of Series 2020-2 Notes, notification in writing by the Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to such Class of Series 2020-2 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Co- Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.

“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Series 2020-2 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2020-2 Class A-2 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). The Series 2020-2 Class A-2 Notes Anticipated Repayment Date shall be the “Anticipated Repayment Date” for the Series 2020-2 Class A-2 Notes for purposes of the Indenture.

“Series 2020-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series Disposition Period Date” shall, for the Series 2020-2 Notes, have the meaning ascribed to it in Section 2.01(g).

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation;

(e)	words in the singular include the plural and words in the plural include the singular;

(f)	all references to “$” or “USD” are to United States dollars unless otherwise stated;

(g)	all references to “$(Cdn)” or “CAD” are to Canadian dollars unless otherwise stated;

(h)            any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns

(i)	references to a Person are also to its permitted successors and assigns; and

(j)            the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

SERIES 2020-2 NOTE DETAILS; FORMS OF SERIES 2020-2 NOTES

Section 2.01 Series 2020-2 Note Details.

(a) The aggregate principal amount of the Series 2020-2 Notes which may be initially authenticated and delivered under this Series Supplement shall consist of one Class designated as “Class A-2” with the initial principal balance, Note Rate and rating set forth below (except for Series 2020-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/	Initial Class Principal		Note
Class	Balance	Note Principal Balance	Type	Rating
Series 2020-2, Class A-2	$250,000,000	$250,000,000	Term Notes	A-

The Note Rate for the Series 2020-2 Class A-2 Notes will be 2.50%

On and after the occurrence and continuance of an Event of Default, the Note Rate for the Series 2020-2 Notes shall automatically increase by a rate of 3.00% per annum.

(b) The “Series 2020-2 Class A-2 Notes Anticipated Repayment Date” for the Series 2020-2 Class A-2 Notes is the Payment Date in October 2027. The “Rated Final Payment Date” for the Series 2020-2 Notes is the Payment Date in October 2050.

(c) The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2020-2 Notes shall be the November 2020 Payment Date. The initial Interest Accrual Period for the Series 2020-2 Notes shall consist of 52 days.

(d) The Post-ARD Note Spread for the Series 2020-2 Notes is the per annum spread set forth below:

Series / Class	Post-ARD Note Spread
Series 2020-2, Class A-2	2.01%

(e) The Record Date for purposes of determining payments to the Noteholders of the Series 2020-2 Notes for the November 2020 Payment Date shall be October 2, 2020.

(f) The “Series Disposition Period Date” for the Series 2020-2 Notes is the Payment Date in October 2051.

Section 2.02 Delivery of Series 2020-2 Notes. Upon the execution and delivery of this Series Supplement, the Co-Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2020-2 Notes and deliver the Series 2020-2 Class A Notes as directed by the Co-Issuers.

Section 2.03 Forms of Series 2020-2 Notes. The Series 2020-2 Class A-2 Notes shall be in substantially in the form set forth in Exhibit A hereto.

Section 2.04 Class A-2 Monthly Amortization Amounts; Principal Amortization. There shall be no Class A-2 Monthly Amortization Amounts with respect to the Series 2020-2 Class A-2 Notes.

Section 2.05 [Reserved].

Section 2.06 Funding of the Liquidity Reserve Sub-Accounts. On the Closing Date, the Obligors deposited into the U.S. Liquidity Reserve Sub-Account an amount equal to $1,367,911.48 and into the Canadian Liquidity Reserve Sub-Account an amount equal to $1,066,642.68.

Section 2.07 [Reserved].

Section 2.08 Registration of Transfer and Exchange of Notes.

(a) The Notes shall be transferred in accordance with the Indenture. As set forth therein, if a transfer of any Series 2020-2 Class A-2 Note is to be made without registration under the Securities Act, then such transfer shall not be registered by the Note Registrar unless the Note Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-5 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6 to the Indenture, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective Transferee substantially in the form attached as Exhibit B- 3 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-4 to the Indenture, in the case of a transfer to an Institutional Accredited Investor, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Co-Issuers, the Servicer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based. The foregoing shall not limit any right of any Noteholder to transfer the Notes in accordance with the Indenture.

(b) It is hereby acknowledged that either of the forms of certification attached as Exhibits B-3 and B-4 to the Indenture is acceptable for the purpose of a certification pursuant to Section 2.02(c) of the Indenture.

Section 2.09 Issuance of Additional Notes.

(a) Prior to the date that is four (4) calendar months following the Closing Date, the Co-Issuers shall not issue any Term Notes pursuant to the Indenture that (i) rank the same or higher in priority to the Series 2020-2 Class A-2 Notes and (ii) have an Anticipated Repayment Date occurring on or prior to the Series 2020-2 Class A-2 Notes Anticipated Repayment Date.

(b) At any time that the Series 2020-2 Class A-2 Notes are Outstanding, the Co-Issuers shall not issue any Notes pursuant to the Indenture that have a Rated Final Payment Date occurring on or prior to the Rated Final Payment Date for the Series 2020-2 Notes.

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of October 2, 2020.

Section 3.02 Notices. Notices required to be given to the Rating Agency by the Co-Issuers, the Asset Entities, the Other Entities or the Indenture Trustee shall be mailed to the address provided by the Rating Agency in writing to the Co-Issuers, the Asset Entities, the Other Entities and the Indenture Trustee from time to time.

Section 3.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04 Severability; Entire Agreement. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Supplement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect.

Section 3.05 Counterparts. The Indenture and this Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

COMPASS DATACENTERS ISSUER, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP, by its general partner, COMPASS DATACENTERS CANADA ISSUER, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Secretary

COMPASS DATACENTERS CANADA ISSUER, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Secretary

COMPASS DATACENTERS BNA IA, LLC
COMPASS DATACENTERS BNA IB, LLC
COMPASS DATACENTERS DFW I, LLC
COMPASS DATACENTERS DFW II, LLC
COMPASS DATACENTERS MSP I, LLC
COMPASS DATACENTERS RDU I, LLC
COMPASS DATACENTERS TUL I, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

[Signature page to Series 2020-2 Supplement]

COMPASS DATACENTERS YUL I LP, by its general partner, COMPASS DATA CENTERS YUL I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL II LP, by its general partner, COMPASS DATACENTERS YUL II GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL II GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YYZ I LP, by its general partner, COMPASS DATACENTERS YYZ I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

[Signature page to Series 2020-2 Supplement]

COMPASS DATACENTERS YYZ I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

[Signature page to Series 2020-2 Supplement]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Indenture Trustee

By:	/s/ Clarice Wright
	Name:	Clarice Wright
	Title:	Vice President

[Signature Page to Series 2020-2 Supplement]